Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY FOR TENDER OF

$200,000,000 8.5% SENIOR NOTES DUE 2020 (CUSIP NOS. 87900YAB9 AND Y8564WAC7)

OF

TEEKAY CORPORATION

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the exchange offer of Teekay Corporation (the “Company”) made pursuant to the Prospectus dated             , 2016 (the “Prospectus”) if certificates for the outstanding unregistered 8.5% Senior Notes due 2020 (CUSIP Nos. 87900YAB9 AND Y8564WAC7) (the “Original Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York Mellon Trust Company, N.A., as exchange agent (the “Exchange Agent”), prior to 5:00 p.m., New York City time, on             , 2016 (the “Expiration Date”). This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission (if signatures are not required to be medallion guaranteed), overnight courier, mail or hand delivery to the Exchange Agent as set forth below. In addition, to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the exchange offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

The Exchange Agent for the exchange offer is The Bank of New York Mellon Trust Company, N.A.

By Facsimile Transmission:	By Overnight or Hand Delivery or Mail:
(For Eligible Institutions Only) (732) 667-9408 Attn: Corporate Trust Operations Reorganization Unit Confirm by Telephone: (315) 414-3317	The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 111 Sanders Creek Parkway East Syracuse, New York 13067

DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE (WHEN PERMITTED) TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, THE SIGNATURE GUARANTEED MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which are hereby acknowledged, the undersigned hereby tenders to the Company the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures described in “The exchange offer—Guaranteed delivery procedures” section of the Prospectus.

The undersigned understands that tenders of Original Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Original Notes pursuant to the Exchange Offer may not be withdrawn after the Expiration Date. Tenders of Original Notes may be withdrawn at any time prior to the Expiration Date.

Total Principal Amount of Original Notes Tendered:*	If Original Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number:
$	Account Number

Certificate Nos. (if available):

*	Must be in minimum denominations of principal amount of $2,000 and any integral multiples of $1,000 in excess thereof.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity, liquidation, dissolution, winding up or any other event relating to the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN HERE
x

x
Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number(s):

Must be signed by the registered holder(s) of Original Notes as their name(s) appear(s) on the Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

Telephone Number:

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an “eligible guarantor institution,” including (as such terms are defined therein) (i) a bank, (ii) broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency, or (v) a savings association that is a participant in a Securities Transfer Association (an “Eligible Institution”), hereby guarantees that the certificates representing the principal amount of Original Notes tendered hereby in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal will be received by the Exchange Agent at the address set forth above or timely confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The exchange offer—Guaranteed delivery procedures” section of the Prospectus will be received by the Exchange Agent no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title

Name:
Zip Code		(Please Type or Print)

Dated:
Telephone Number

NOTE:	DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM. CERTIFICATES FOR ORIGINAL NOTES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.